                                                                   EXHIBIT 10.48

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------


          THIS AGREEMENT (this "Agreement") is made as of the 1st day of August, 1997, by and between FILM ROMAN, INC., a California corporation, 12020 Chandler Street, North Hollywood, California 91607 ("Company") and JON F. VEIN, c/o Patti Felker, Esq., Nelson, Guggenheim, Felker & Levine, 10880 Wilshire Blvd., Suite 2070, Los Angeles, California 90024 ("Executive").

          In consideration of the mutual covenants contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Employment:
          ----------

          1.1 Company shall employ Executive and Executive accepts such employment with the Company upon the terms and conditions set forth in this Agreement.

          1.2 During the Term (defined below), Executive shall serve as Senior Vice President, performing (i) services as supervisor of the business affairs, internal legal areas, features and all interactive and information technology areas of the Company and (ii) services involved in exploring and developing areas of activity in which the Company might be involved including additional feature length motion pictures, and (iii) any other duties, including all activities incidental thereto, customarily associated with Executive's title and job description in businesses with operations similar to that of Company, and such other duties which are consistent with Executive's title as may be assigned to him by the Company's Board of Directors (the "Board") or its successors or assigns. Nothing herein shall be construed as limiting a review of Executive's title during the Term.

          1.3 Executive shall devote Executive's best efforts and Executive's exclusive full business time and attention (as required by the President or the Board) to the business and affairs of Company and its subsidiaries, if any. In connection with the foregoing, Executive shall be expected to render services at such times (including full business hours) and at such places as the Board may from time to time designate; provided, however, that if Company were to designate or to determine that Executive is to render services outside of the Metropolitan Los Angeles Area, Executive shall not be required to render such services for any continuous period of more than thirty (30) days without his/her consent.

          1.4 Executive shall only report to the Chairman and the Chief Executive Officer of the Company.

          1.5 Executive shall perform Executive's duties and responsibility to the best of Executive's abilities in a diligent, trustworthy, business-like and efficient manner and shall comply with Company's reasonable instructions and regulations in all matters, including, if applicable, artistic taste.

          1.6 Reference is made to Company's "Employee Handbook" as the same may be currently in effect or hereafter modified (modifications, if any, which are inconsistent with specific provisions of this Agreement shall not be deemed incorporated herein). Executive acknowledges that Executive has reviewed and is aware of the contents of such Handbook. Said Employee Handbook shall be deemed a part of this Agreement. Notwithstanding the foregoing, termination of Executive's employment shall be governed by Section 3 of this Agreement.

          1.7 Executive shall cooperate with Company to enable Company to obtain, at its expense, life insurance on the life of Executive for the benefit of Company in such amounts as Company may from time to time determine; provided, however, that failure to qualify for such life insurance shall not be deemed a breach of this Agreement.

     2.   Term:
          ----

          2.1 The term (herein "Term") of this Agreement shall commence as of August 4, 1997, and shall continue, unless sooner terminated as elsewhere provided, for one (1) "contract year," as defined below.

          2.2 The term "contract year" as used above means a period of fifty-two (52) consecutive weeks.

     3.   Termination:
          -----------

          3.1  Company's Right to Terminate: Company shall have the right to
               ----------------------------
terminate the Term of this Agreement prior to the expiration date specified herein:

               (i)    Upon the death of Executive;

               (ii) For cause. "Cause" as used herein means (a) commission of a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance with respect to Company, (b) conduct tending to bring Company into substantial public disgrace or disrepute, (c) gross negligence or willful misconduct with respect to Company or (d) any other material breach of this Agreement. Company shall be entitled to terminate this Agreement pursuant to clauses (c) and (d) herein only if Executive fails to cure such defect within three (3) business days following Executive's receipt of written notice of Executive's failure to satisfy Executive's obligations under this Agreement; and

               (iii) without cause (it being understood that termination of the Term pursuant to Section 7 and 8 of this Agreement are considered terminations without cause).

          3.2  Effect of Termination:
               ---------------------

               (a) With Cause:   If Company terminates this Agreement for cause
                  ----------
Company shall have no further obligation to pay Executive any salary payments (other than accrued but unpaid salary, vacation, expense reimbursement, if any, and retirement benefits, if any) and no further obligation to pay any bonuses other than those theretofore earned, but unpaid, it being understood that the bonus referred to in paragraph 4.3(a) below is fully earned.

               (b) Other:   If Company terminates this Agreement for death,
                   -----
disability or without cause Company shall have the obligation to pay accrued bonus, if any, for Company's fiscal year (the "fiscal year") when such termination occurs (pro-rated to reflect the number of days worked in such year prior to termination), vacation, unpaid expense reimbursement, and accrued but unpaid retirement benefits, if any. If termination is because of death or disability, base salary shall be prorated to time of termination; if termination is without cause, Company shall pay all remaining salary for the remainder of the then current term, provided however that such salary payments shall be mitigated and reduced by any payments which Executive may receive during such period for services rendered whether as an Executive, an independent contractor, or as a self-employed person.

          3.3  Termination by Executive:
               ------------------------

               Executive may terminate this Agreement within ninety (90) days after September 15, 1997. In such event, the Company shall have the obligation to pay all accrued but unpaid salary, bonus, if any, for the Company's 1997 fiscal year (pro-rated to reflect the number of days worked in such year prior to termination), vacation, expense reimbursement, if any, and retirement benefits, if any.

     4.   Salary and Bonuses:   Provided Executive fully and faithfully renders
          ------------------
all services required hereunder and is not otherwise in material, uncured (within 30 days) breach hereof, Company will pay salary (in equal weekly or by-weekly installments) and bonuses as follows:

          4.1  Base Salary:
               -----------

               $225,000.00 for the Term, payable in weekly or bi-weekly installments, as Company elects.

          4.2  Signing Bonus:
               -------------

               Additionally, upon execution hereof, Company shall pay Executive a one-time signing bonus of Twenty-Five Thousand ($25,000.00) Dollars.

          4.3.  Feature Film Bonuses:
                --------------------

                (a) Executive shall receive bonuses with respect to the project currently entitled, "There Goes The Neighborhood," which is the subject of a development-production agreement (the "DP Agreement") between Company and Universal Pictures dated as of March 4, 1996. Such bonuses shall equal

                    (i) five (5%) percent of all fees including producing fee (limited to $1.0 million) and the animation production fee (of $1.5 million to $2 million) which are referred to in paragraphs 6.(a)(ii) and 6(b), respectively, of the DP Agreement; and

                    (ii) seven (7%) percent of the contingent payments of all types (including advances thereon) from all sources referred to in paragraphs 7, 10(g), 10(h) and 10(j) of the DP Agreement.

Said bonuses shall be payable only to the extent Company actually receives revenues upon which bonuses are based and at the time when the same are so received by Company, or within sixty (60) days thereafter, whether such revenues are received during or after the Term. If Company becomes obligated to return any portion of a payment, Executive shall likewise return his share of the same. The bonuses referred in this subparagraph (a) are fully vested.

                (b) Executive shall be eligible to receive bonuses with respect to any additional feature length film projects intended for initial theatrical release ("feature length films") which Executive initiates or sets up during the Term and which results in commencement of principal photography or animation (i.e. both storyboard and subsequent animation activities) within three (3) years of the date when a firm commitment is entered into for such project it being understood that "setting up" as used herein means the securing of a firm commitment for development of the project, with the understanding that such commitment may be on a "step" basis whereby the contracting party has an option (as opposed to an obligation) to proceed with principal photography or animation.

                    Notwithstanding the foregoing the maximum number of feature length film projects as to which Executive will be entitled to receive bonuses under this subparagraph (b) shall be five (5), (in addition to "There Goes The Neighborhood"); however if Executive were to secure a multiple picture agreement during the Term, Company will give good faith consideration as to whether or not to consider all of the feature length films covered under that multiple picture commitment as one (1) picture commitment for purposes of determining the limitation of five (5) films referred to above, but the decision of Company, acting reasonably, shall be final. If Company becomes involved in any feature films submitted by or through David Pritchard and/or Pritchard/Ecclesine Productions, Inc. which are in development as of the date of this Agreement, the same shall not be treated as a feature length film hereunder.

                   The bonuses as to which Executive shall be eligible with respect to such additional feature length films are as follows:

                   (i) five (5%) percent of any fixed executive producer fees, animation production fees, or corporate production fees of the types referred to in paragraphs 6.(a) and 6.(b) of the DP Agreement, no matter how characterized; and

                   (ii) seven (7%) percent of any contingent payments of adjusted gross receipts, net profits or the like (however denominated) from all sources including but not limited to revenues which are actually received by Company from distribution and exploitation of any such feature length film and from ancillary, subsidiary and/or merchandising rights relative thereto.

Said bonuses shall be payable only to the extent Company actually receives revenues upon which such bonuses are based and at the time when the same are so received by Company, or within sixty (60) days thereafter, whether such revenues are received during or after the Term. If Company becomes obligated to return any portion of a payment, Executive shall likewise return his share of the same.

               (c) If for any reason there is a dispute as to who has initiated or set up a feature length film project the determination shall be made by an arbitrator or arbitrators pursuant to paragraph 15 of this Agreement, with the understanding that the arbitrator(s) will be instructed that his/her/their decision need not be an "all or nothing at all" decision, i.e. the arbitrator(s) can award all or a portion of or none of the bonus to Executive depending upon the determination as to Executive's involvement in a particular project.

          4.4 Company's obligation for payment of compensation hereunder shall be subject to all present and future laws, rules, regulations and Executive orders affecting such obligation. No withholding, deduction, reduction or limitation of payments hereunder by reason of any such law, rule, regulation or order shall be deemed a breach of this Agreement or relieve Executive from Executive's obligations hereunder or give Executive any right to terminate this Agreement. If Company is unable to make full payments hereunder because of any wage control law or regulation, Company shall pay Executive any portion of such payment (which is not paid when due) at such time when such law or regulation no longer prohibits such payment (unless such law or regulation prohibits such retroactive payments).

     5.   Expenses:
          --------

          5.1. (a) Executive is authorized to incur reasonable expenses in connection with Company's business in such amounts as may be from time to time approved by the Company. Company agrees to pay or to reimburse Executive for such expenses which are reasonably incurred by Executive on behalf of or for the benefit of Company within 30 days of the presentation by Executive of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, and such other information as

Company may reasonably require, together with such receipts showing payments as Executive has been able to obtain; provided, however, that Executive shall not be required to obtain approval of reasonable expenses incurred in connection with business lunches.

               (b) Further, Executive shall be entitled to a Company telephone and corporate credit card. Executive shall also be entitled to a car allowance in the amount of Five Hundred Dollars ($500.00) per month, which amount shall be reported on Executive's W-2 or Form 1099 (as Company may determine) and shall cover all normal work-related automobile expenses and shall be payable in accordance with Company's then-existing policies (currently, payment to be made at the beginning of each applicable month). Executive shall also be reimbursed for the monthly "base rate" on one cellular phone and for all reasonable cellular phone charges related to Executive's duties under this Agreement. Additionally, Company will reimburse Executive for California State Bar membership fees as well as local Bar association membership fees, American Bar Association membership fees and reasonable fees associated with legal seminars in Los Angeles County attended by Executive in order to obtain MCLE credit required by the California State Bar; reimbursement for any other organizational membership fees shall be subject to Company's prior reasonable approval. The Company shall furnish Executive with air travel and ground travel, as required. Air travel shall be business class if three classes of travel are furnished on any flight (unless any other employees, clients or business associates are in first class on such flight) and shall be first class if only two classes of travel are furnished on such flight.

               (c) Executive shall be entitled to a full-time secretary.

     6.   Benefits:
          --------

          6.1  Medical Plans, etc.
               -------------------

               (a) During the Term, Executive shall also be entitled to and shall be accorded all rights and benefits under any life insurance, health and major medical insurance policy or policies, and any other plans or benefits, pension plans which Company may provide for Executives generally during the Term. The Company agrees that it shall provide Executive with such rights and benefits under such life insurance, health and major medical insurance policy or policies that are comparable to the rights and benefits afforded to any other Senior Vice President or Executive Vice President of the Company.

               (b) During each contract year Executive shall also be entitled to
(i) three (3) weeks of paid vacation at times to be mutually agreed to and (ii) sick leave, both in accordance with Company's policy. In the event Executive's employment is terminated during any contract year pursuant to Section 3 of this Agreement, Executive shall be paid for his accrued but unused vacation time (pro-rated based on the number of days for which Executive was employed during any contract year).

          6.2  Employee Stock Options:
               ----------------------

               (a) Executive is currently entitled to participate in the Company's Stock Option Plan in accordance with the Stock Option Agreement heretofore entered into between Company and Executive. There shall be no change in Executive's rights under said Agreement; provided, however, that if, during the Term, the Company should reduce the exercise price of all or a portion of the options granted to any employee of the Company who was an employee prior to August 22, 1997 (other than Phil Roman) (the "Existing Employees") to a per share exercise price less than the per share exercise price of the options granted to Executive in January 1996 and/or if the Company should issue additional stock options, stock or stock appreciation rights to any Existing Employee, Executive shall be entitled to have that portion of his options re-priced to equal such lower exercise price (in the same portion as the portion of the options that were re-priced to such Existing Employee) and shall be entitled to receive such additional options, stock or stock appreciation rights, as the case may be, upon the same terms as the additional options, stock or stock appreciation rights issued to such Existing Employee; it being understood that this "most favored nations" provision will not apply to stock options granted to Phil Roman or any employee that is not an Existing Employee.

     7.   Incapacity:
          ----------

          7.1 If Executive is physically or mentally incapacitated from rendering services hereunder, and if Executive's incapacity or disability shall continue for a period or aggregate of periods of sixty (60) days or more during any contract year of the Term of this Agreement, Company may, at its option, terminate and cancel Executive's employment hereunder by notice mailed or delivered to Executive at any time prior to Executive's return to work hereunder. Executive shall be deemed to be physically or mentally incapacitated if Executive is unable for any reason whatsoever to devote full time to the business of the Company, as determined by the Board.

          7.2 If Company determines that Executive is permanently disabled and if Executive does not agree, determination shall be made by a panel of three (3) doctors, the first to be chosen by Company, the second to be chosen by Executive and the third to be chosen by the first two. Any doctor selected by a party will not be affiliated, associated or related to the party selecting that doctor in any manner whatsoever. The opinion of a majority of the panel of doctors shall be binding on the parties hereto. Each party shall bear its own cost for their own doctor, and the parties shall split the cost of the third doctor (unless it is determined that Executive is not permanently incapacitated, in which even all doctor costs shall be borne by Company).

     8.   Force Majeure; Discontinuance of Business:
          -----------------------------------------

          8.1. If Company is prevented from or materially hampered or interrupted in conducting its business by reason of any present or future statute, law, ordinance, regulation, order, judgment or decree, or by reason of any act of God, or by reason of any contingency beyond the control of Company, then, if all other Employees are also suspended. Executive's services and compensation hereunder may be suspended as often as any such event occurs and during such period of time as any such event continues while all such other Employees' salaries continue to be suspended. The term of this Agreement shall automatically be extended by the period of any suspension hereunder. If such suspension continues for eight (8) consecutive weeks or more either party may terminate the Term while such suspension is still in effect, except that Company may negate Executive's termination by then terminating such suspension with the understanding that the Term may not again be suspended for the same cause.

     9.   Company's Rights:
          ----------------

          9.1 Executive acknowledges that Company, as employer of Executive, shall own all right, title and interest in and to the results of Executive's services hereunder, including all material developed or conceived by Executive within the scope of Executive's employment. Company shall have the right to use all such materials and the elements thereof and the programs or other productions in which the material is contained worldwide and in perpetuity, without limitation or restriction whatsoever and Company may distribute, broadcast and otherwise exhibit, use and/or exploit, in whole or in part, worldwide, in perpetuity, same in any manner and through any media, whether presently in existence or subsequently devised, as Company may elect. Executive hereby waives the so-called "moral rights" of an author. Executive agrees and acknowledges that for purposes of Section 201 of the United States Copyright Act and for ownership purposes, Company is the "employer for hire" of Executive and shall have all ownership rights in the material and services of Executive hereunder as the author thereof. Company shall have no obligation to use the product of Executive's services.

          9.2. Without limiting the foregoing, Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to Company's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive within the scope of Executive's employment while employed by Company or its predecessor belong to Company or such subsidiary. Executive will promptly disclose to the Board and perform all actions reasonably requested by the Board (whether during or after the Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          9.3. Company shall have the right to use, disseminate, reproduce, print and publish Executive's name, approved likeness, voice and approved biographical material concerning Executive as news or informative matter in connection with Company's business. Executive has the right to approve, which approval shall not be unreasonably withheld, any trade announcement concerning Executive.


          9.4. Executive's services and rights herein granted are unique in character and value such that the loss thereof could not be reasonably compensable in damages in an action at law. Accordingly, Company shall be entitled to seek equitable relief by way of injunction or otherwise to prevent the breach or continued breach of this Agreement. The sole right of

Executive as to any breach or alleged breach hereof by Company shall be the recovery of money damages, and the rights herein granted by Executive shall not be terminated by reason of such breach. The waiver by either party of any breach hereof shall not be deemed a waiver of any prior or subsequent breach hereof. All remedies of either party shall be cumulative and the pursuit of one remedy shall not be deemed a waiver of any other remedy.

     10.  Federal Communications Act:
          --------------------------

          Reference is hereby made to Section 507 of the Federal Communications Act, making it a criminal offense for any person, in connection with the production or preparation of any program intended for broadcasting, to accept or pay any money, service or other valuable consideration for the inclusion of any matter as part of any such program or program matter without disclosing in advance the same to the employer of the person to whom such payment is made or to the person for whom such program is being produced, or to the station over which such program is broadcast. Executive understands that it is the policy of Company not to permit any Employee of Company to accept or pay any such consideration, and Executive represents and agrees that Executive has not accepted and will not accept, and has not paid and will not pay, any money, services, or other valuable consideration for the inclusion of any "plug," reference or product identification, or any other matter in the programs produced hereunder.

     11.  Confidential Information:
          ------------------------

          Executive acknowledges that the information, observations, work product, trade secrets and data obtained by Executive while employed by Company and its subsidiaries concerning the business or affairs of the Company or any subsidiary thereof ("Confidential Information") are the property of Company or such subsidiary. Therefore, Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act or (ii) must be disclosed under a subpoena or other governmental order or (iii) was possessed by Executive prior to Executive's employment by the Company, or (iv) are within the scope of Executive's duties. Executive shall deliver to Company at the termination of the employment period, or at any other time Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business of Company or any subsidiary which Executive may then possess or have under Executive's control; provided, however, that Executive shall be permitted to retain his rolodex and legal form files.

     12.  Non-Compete, Non-Solicitation:
          -----------------------------

          12.1 Executive acknowledges that in the course of Executive's employment with Company, Executive has and will become familiar with Confidential Information concerning Company and its subsidiaries and that Executive's services have been and will be of special, unique and extraordinary value to Company and its subsidiaries. Therefore, during the Term, Executive will not be an Executive, consultant, advisor, director, shareholder or partner of any other person, firm or corporation; provided that Executive may, in any event, own up to five (5%) percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in an over-the-counter market.

          12.2 During Executive's employment and for two (2) years after the end of the Term Executive will not attempt to hire or to solicit (for Executive's own purposes or for any other company) any Employee of or independent contractor rendering exclusive services to Company at the time of such attempt or solicitation. Further, during Executive's employment and for two (2) years after the end of the Term Executive will not (i) transfer or attempt to transfer any projects in which Company is involved (whether in negotiation, development or production) from Company to Executive or to any other company and/or (ii) encourage any company or business with whom Company is doing business (e.g. a network or other exhibitor) from ceasing to do business with Company with respect to any project which is then in negotiation, development or production.

     13.  Notices:    All notices required to be given hereunder shall be in
          -------
writing and shall be delivered personally, electronically, or by express, certified or registered mail to the respective addresses of the parties hereto set forth elsewhere in this Agreement, or at such other addresses as may be designated by written notice. Delivery of any notice shall be deemed conclusively made (i) if personally delivered at the time of delivery, (ii) if delivered by transmittal over electronic or telephonic transmitting devices (such as telex or telecopy) to the addressee's telecopy or telex number, at the time of transmittal, provided that the party to whom the notice is delivered has a compatible device, (iii) if delivered by any private overnight express mail service, twenty-four (24) hours after deposit with such service (this period shall be seventy-two (72) hours if addressed to or from a party outside the United States), (iv) if mailed, properly addressed and postage prepaid, three
(3) business days from date of mailing (seven (7) business days if mailed to or from a country other than U.S.). A copy of any notice hereunder to Company shall also be given to the Law Offices of Dixon Q. Dern, P.C., 1901 Avenue of the Stars, Suite 400, Los Angeles, California 9967; a copy of any notice to Executive shall also be given to Executive, 2731 Oakhurst Avenue, Los Angeles, CA 90034 and to Nelson, Guggenheim, Felker & Levine LLP, 10880 Wilshire Boulevard, Suite 2070, Los Angeles, California 90024; Attention: Patti C. Felker, Esq.

     14.  Immigration:
          -----------

          Company's engagement of Executive is subject to Executive's compliance with the terms and provisions of the Federal Immigration and Naturalization Act. In that regard concurrently with the execution of this Agreement Executive shall provide Company with such proof of Company's United States Citizenship or authorization to work in the United States as may be required by the Immigration and Naturalization Service and shall also complete and return to Company an I-9 Form or such other forms as may be required. The Company acknowledges that Executive has provided such proof, authorization or information required pursuant to this Section 14.

     15.  Arbitration:
          -----------

          Any controversy or claim arising out of, or relating to, this Agreement, the breach thereof, or the coverage of this arbitration provision shall be settled by arbitration pursuant to the provisions of Section 1280, et seq. of the California Code of Civil Procedure (or such substitute provisions therefor then in effect); provided, that any arbitrator(s) selected shall have experience in or knowledge of the business(es) in which Company is engaged. Any such arbitration shall be conducted in Los Angeles, California. The arbitration of such issues, including the determination of the amount of any damages suffered by any party hereof by reason of the acts or omissions of another shall be to the exclusion of any court of law except as set forth below. The decision of the arbitrators or a majority of them shall be final and binding on all parties and their respective heirs, executors, administrators, successors and assigns. Any action to secure a judicial confirmation of the arbitration award may be brought in any state or federal court of competent jurisdiction. If the parties or the arbitrators appointed by them are unable to agree upon the selection of a neutral arbitrator then either party may, at its election, require that the arbitration shall be conducted under the auspices and rules of the American Arbitration Association (AAA) and that the neutral arbitrator shall be selected by the AAA. Arbitration hereunder shall not, in any event, (i) prevent any party from seeking and obtaining equitable relief, including, but not limited to, prohibitory or mandatory injunctions, specific performance or extraordinary writs, in any court of law or equity having jurisdiction, nor (ii) prevent any party from joining any other party as defendant in any action brought by or against a third party, nor (iii) prevent any party from filing legal action hereunder to effectuate any attachment or garnishment, provided that such party stipulates in such action, at any other party's request, to arbitration on the merits of said case, nor (iv) prevent a party from filing legal action to compel arbitration under the arbitration provisions hereof.

     16.  General Provisions:
          ------------------

          16.1 Warranties:  Executive warrants that he[she] is free to enter
               ----------
into this Agreement and will not knowingly do or permit any act which will interfere with or derogate from the full performance of his services or Company's exercise of the rights herein granted.

          16.2 Indemnity:  Executive shall hold Company, its licensees and
               ---------
assigns, and the directors, officers, Employees and agents of the foregoing, harmless from all claims, liabilities, damages, costs and legal fees arising from any breach by Executive of any warranty or agreement made by Executive hereunder. Company will hold Executive harmless from all claims, liabilities, damages, costs and legal fees arising from the use of any material supplied Executive by Company or incorporated at Company's discretion or in connection with or arising out of the performance of his duties pursuant to this Agreement. The party receiving notice of any claim or action subject to indemnity hereunder shall promptly notify the other party. This indemnity shall survive any termination or expiration of this Agreement.

          16.3 Waiver:  A waiver by either party of any of the terms or
               ------
conditions of this Agreement in any one instance shall not be construed to be a waiver of such term or condition for the future, or any subsequent breach thereof; all remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

          16.4 Construction:  This Agreement shall be governed by and construed
               ------------
in accordance with the laws of the State of California applicable to contracts entered into and fully to be performed therein. In view of the fact that this Agreement was in whole or in part negotiated and entered into in California, the parties consent to and agree to submit to the jurisdiction of the courts of the State of California (and/or the federal courts within California), and each party agrees that service of process may be effected by mail (certified or registered mail, return receipt requested), to or by personal service upon such party (or any officer of a corporate party) at such party's address as set forth in this Agreement or such other address as such party may specify in writing.

          Wherever the context of this Agreement requires it, each gender shall be deemed to embrace and include the others, and the singular shall be deemed to embrace and include the plural.

          16.5 Severability of Provisions:  If any provision hereof as applied
               --------------------------
to either party or to any circumstance shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provisions hereof, the application of such provision in any other circumstances or the validity or enforceability hereof.

          16.6 Entire Understanding:  This Agreement contains the entire
               --------------------
understanding of the parties hereto relating to the subject matter herein contained and supersedes any and all prior negotiations, understanding and agreements between the parties (whether oral or in writing); this Agreement cannot be changed, rescinded or terminated except by a writing signed by the Company.

          16.7 Successors and Assigns:  Except where expressly provided to the
               ----------------------
contrary, this Agreement, and all provisions hereof, shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, assigns, administrators, executors, heirs and devisees.

          16.8 Paragraph Titles:  The titles of the paragraphs of this Agreement
               ----------------
are for convenience only and shall not in any way affect the interpretation of any paragraphs of this Agreement or of the agreement itself.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    FILM ROMAN, INC.
                                    "Company"


                                    By /s/ Phil Roman
                                       ------------------------------
                                       Its Chairman


                                       /s/ Jon F. Vein
                                       ------------------------------
                                       JON F. VEIN, "Executive"